SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):       February 16, 2000


                              MICROLOG CORPORATION
             (Exact name of registrant as specified in its charter)



          Virginia                      0-14880                 52-0901291
(State or other jurisdiction          (Commission             (IRS Employer
     of incorporation)                File Number)        Identification Number)



                              20270 Goldenrod Lane
                         Germantown, Maryland 20876-4070
              (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code:   (301) 428-9100



                                 Not applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events

                  On February 16, 2000, Microlog Corporation (the "Registrant") issued a press release announcing the resignation of Mr. Stephen D. Smith as its President and Chief Executive Officer and as a member of the Registrant's Board of Directors. Mr. John C. Mears, formerly Executive Vice President and Chief Technology Officer, and Mr. Steven R. Delmar, formerly Executive Vice President and Chief Financial Officer were named Co-Managing Directors of the Registrant, functioning as the management executive team reporting to the Board of Directors. Mr. Mears was named Chief Operating Officer, overseeing R&D, operations, and corporate staffs, and Mr. Delmar was named Managing Director, Sales and Marketing, overseeing business development, sales, and marketing. Kirk Isenbart, the Registrant's Controller, will assume the position of principal financial officer. Attached as Exhibit 99 to this Current Report on Form 8-K is the text of the February 16, 2000 press release, which is incorporated by reference in this Item 5.


Item 7.       Financial Statements, Pro Forma Financial Information and Exhibits

              (c)          Exhibits.

                           99.1     Press  Release  dated   February  16,  2000,
                                    regarding  the  resignation  of  Stephen  D.
                                    Smith and certain management changes.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            MICROLOG CORPORATION


Date:  February 22, 2000                               By:  /s/ John C. Mears
                                                          ----------------------
                                                         John C. Mears,
                                                         Chief Operating Officer